UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Frisch’s Restaurants, Inc. (“Frisch’s”) and 7373 Corporation (“7373”) have entered into a Settlement Agreement effective August 24, 2009, settling all claims and counterclaims asserted in six separate lawsuits pending between the parties. The six lawsuits were fully described in Frisch’s Form 10-K filed with the Securities and Exchange Commission on July 31, 2009 for its fiscal year that ended June 2, 2009.

The lawsuits relate to the disputed application of certain provisions in five separate lease agreements that governed the purchase of five properties by Frisch’s from 7373. Frisch’s maintained that it should be allowed to purchase the five properties for certain amounts specified in the lease agreements, while 7373 claimed that Frisch’s must purchase the properties for a larger amount based upon alternative values in the lease agreements and market appraisal values.

In the Settlement Agreement, both Frisch’s and 7373 agreed to file with the respective courts an Agreed Order of Dismissal, with prejudice, of all claims asserted in all six of the lawsuits. In consideration of the Settlement Agreement, 7373 has agreed to sell, and Frisch’s has agreed to purchase, the five properties at issue for the total sum of $4,000,000 by no later than September 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC. (registrant)

DATE August 28, 2009

	BY	/s/ Donald H. Walker
Donald H. Walker
Vice President - Finance and Principal Financial Officer